UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2016

Amphastar Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36509	33-0702205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11570 6th Street
Rancho Cucamonga, California 91730

(Address of principal executive offices, including zip code)

(909) 980-9484

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

On August  1, 2016, Amphastar Pharmaceuticals, Inc. (“Amphastar”) announced that, through its wholly-owned UK subsidiary, Amphastar UK Limited (together with Amphastar, the “Company”), it has acquired International Medication Systems (UK) Limited (“IMS UK”), a UK-based subsidiary of UCB PHARMA GmbH (“UCB”), , including its product trademarks, and other related product assets, as well as Marketing Authorizations for thirty-three products in the UK, Ireland, Australia, and New Zealand representing eleven different injectable chemical entities. The Company paid $7.7 million in cash as consideration for the transaction, minus certain expenses. The transfer will require UK MHRA and other related regulatory agency approval before the products can be re-launched.

The Company issued a release on August 4, 2016 announcing the acquisition of IMS UK.  A copy of the press release containing the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Amphastar Pharmaceuticals, Inc dated August 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: August 4, 2016
By: /S/WILLIAM J. PETERS
William J. Peters
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Amphastar Pharmaceuticals, Inc. dated August 4, 2016.